Exhibit 1.1

15,000,000

MODERN MEDIA ACQUISITION CORP.

Units

UNDERWRITING AGREEMENT

            , 2017

MACQUARIE CAPITAL (USA) INC.,

As Representative of the several

Underwriters named in Schedule 1 attached hereto,

125 West 55th Street

New York, New York 10019

Ladies and Gentlemen:

Modern Media Acquisition Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) an aggregate of 15,000,000 units of the Company (the “Firm Units”). Each Firm Unit consists of one share of common stock, par value $0.0001 per share of the Company (the “Common Stock”), one right to receive one-tenth (1/10) of one share of common stock (the “Rights”) and one-half of one warrant (the “Public Warrants”). In addition, the Company proposes to grant to the Underwriters an option (the “Over-allotment Option”) to purchase up to an additional 2,250,000 units (the “Option Units”) on the terms set forth in Section 2. The Firm Units and Option Units are hereinafter together referred to as the “Units,” and the Units, the shares of Common Stock, the Rights and the Public Warrants included in the Units are hereinafter referred to collectively as the “Public Securities.” This is to confirm the agreement concerning the purchase of the Firm Units from the Company by the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company hereby represents, warrants and agrees that:

(a)    A registration statement on Form S-1 relating to the Public Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been furnished or otherwise made available by the Company to you as the representative (the “Representative”) of the Underwriters. As used in this Agreement:

(i)    “Applicable Time” means [10:00]/[5:00] [a.m.]/[p.m.] (New York City time) on the date of this Agreement;

(ii)    “Effective Date” means the date and time as of which such registration statement was declared effective by the Commission;

(iii)    “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Public Securities;

(iv)    “Preliminary Prospectus” means any preliminary prospectus relating to the Public Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v)    “Pricing Disclosure Package” means as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations.

(vi)    “Prospectus” means the final prospectus relating to the Public Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(vii)    “Rule 462(b) Registration Statement” means a registration statement pursuant to Rule 462(b) under the Securities Act registering additional securities of any type or an amendment to such registration statement; and

(viii)    “Registration Statement” means such registration statement, as may be amended, on file with the Commission at the Effective Date, including any Preliminary Prospectus, or the Prospectus, financial statements, schedules (if any), exhibits and all other documents filed as part thereof or incorporated by reference therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Rules and Regulations, and including, if applicable, any Rule 462(b) Registration Statement.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.

(b)    The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date (as defined in Section 4 below), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, to the requirements of the Securities Act and the Rules and Regulations.

(c)    The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12(e).

(d)    The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12(e).

(e)    The Company has not prepared or used any Issuer Free Writing Prospectus.

(f)    The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they are made, not misleading, provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12(e).

(g)    Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein in the light of the circumstances under which they were made, not misleading.

(h)    Each Issuer Free Writing Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company will comply with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Rules and

Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Public Securities will not be required to be filed pursuant to the Rules and Regulations.

(i)    The Company is validly existing and in good standing as a corporation under the laws of the State of Delaware; the Company has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity.

(j)    The Company had at December 31, 2016 an authorized capitalization as set forth under the heading “Capitalization – Actual” in each of the most recent Preliminary Prospectus and the Prospectus; since January 13, 2017, all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the descriptions thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. Since January 13, 2017, the Company has not issued any options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock.

(k)    The shares of Common Stock included in the Units to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Public Securities will conform to the description thereof contained in the most recent Preliminary Prospectus and will be issued in compliance with federal and state securities laws. All corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. When paid for and issued, the Public Warrants and Rights will constitute valid and binding obligations of the Company to issue the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Public Warrants and Rights will be enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equitable principles; (ii) as enforceability of any indemnification or contribution provisions may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Common Stock issuable upon (A) the exercise of the Public Warrants (the “Warrant Shares”) and (B) the conversion of the Rights (the “Rights Shares”) have been reserved for issuance. Upon the exercise of the Public Warrants and upon payment of the consideration therefor, and when issued in accordance with the terms thereof, the Warrant Shares will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Upon the conversion of the Rights, and when issued in accordance with the terms thereof, the Rights Shares will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders.

(l)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(m)    The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Public Securities as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the Certificate of Incorporation (as defined in Section 8(a)(xv)) or by-laws (or similar organizational documents) of the Company; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except, in the cases of clauses (i) or (iii) for such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospectus of the Company (a “Material Adverse Effect”).

(n)    No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, and the application of the proceeds from the sale of the Public Securities as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for: (i) the registration of the Public Securities under the Securities Act; (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934 (the “Exchange Act”), and applicable state or foreign securities laws in connection with the purchase and sale of the Public Securities by the Underwriters; (iii) such approvals, authorizations or qualifications as may be necessary for the listing of the Public Securities on the NASDAQ Stock Market, LLC; and (iv) as shall have been made or obtained on or prior to the Initial Delivery Date.

(o)    Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(p)    Since January 13, 2017, the Company has not sold or issued any securities that would be integrated with the offering of the Public Securities contemplated by this Agreement (the “Offering”) pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(q)    The Company has not sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any court or governmental action, order or decree, and since such date, except as described in the most recent Preliminary Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(r)    Since the date as of which information is given in the most recent Preliminary Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock, in each case except as disclosed in such Preliminary Prospectus.

(s)    The historical financial statements (including the related notes and supporting schedules, if any) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the Company at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as may be noted therein).

(t)    WithumSmith+Brown, PC (“WSB”), who have certified certain financial statements of the Company, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 10(f) hereof, have certified to the Company that they are independent public accountants as required by the Securities Act and the Rules and Regulations and were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

(u)    The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; all assets held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company.

(v)    The statistical and market-related data included under the caption “Summary” and “Proposed Business” (other than any such data relating solely to Macquarie, its affiliates and its representative transactions (the “Macquarie Information”)) in the most recent Preliminary Prospectus and the consolidated financial statements of the Company included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects. For purposes of this Section 1(v), “Macquarie” means Macquarie Group Limited, together with its subsidiaries and affiliated funds (or similar vehicles) managed by such subsidiaries (which includes the Representative).

(w)    The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Public Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, will not, be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(x)    There are no known legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(y)    There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus that are not described as required, or, in the case of documents required to be filed as exhibits to the Registration Statement, that are not filed as required. The Company has no knowledge that any other party to any such contract, agreement or arrangement described in or filed with the Registration Statement or the most recent Preliminary Prospectus, has any intention not to render full performance as contemplated by the terms thereof.

(z)    Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(aa)    The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb)    The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid, or established an adequate reserve for, all taxes due thereon, and no tax deficiency has been determined adversely to the Company, nor does the Company have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)    There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Public Securities.

(dd)    The Company is not (i) in violation of its Certificate of Incorporation or by-laws (or similar organizational documents), (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets (or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business), except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)    The Company is not aware of (i) any material weakness in internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff)    The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) to the extent required by such rule.

(gg)    There is and since January 13, 2017 has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(hh)    The Company has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(ii)    Since January 13, 2017, neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj)    Since January 13, 2017, the operations of the Company have been conducted in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(kk)    Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); provided, however, that this representation, warranty and agreement shall not extend or apply to Macquarie (as such term is defined in and for purposes of Section 1(v)) to the extent that Macquarie is, or is determined to be, an

“affiliate” of the Company; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll)    The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Public Securities, will not distribute any offering material in connection with the offering and sale of the Public Securities other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(h) or 8(a)(vi).

(mm)    The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company to facilitate the sale of the Public Securities.

(nn)    Neither the Commission nor, to the Company’s knowledge, any federal, state or other regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of the Registration Statement or any Preliminary Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an offer.

(oo)    The Company has filed with the Commission a Form 8-A (File Number [●]) providing for the registration under the Exchange Act of the Units, the Common Stock and the Public Warrants. The registration of the Units, Common Stock and Public Warrants under the Exchange Act has been declared effective by the Commission and the Units, Common Stock and Public Warrants have been registered pursuant to Section 12(b) of the Exchange Act.

(pp)    No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since January 13, 2017, except as disclosed in the Registration Statement.

(qq)    The Placement Warrants (as defined in Section 6(ii) below) when paid for and issued, will constitute valid and binding obligations of the Company to issue the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Placement Warrants will be enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equitable principles; (ii) as enforceability of any indemnification or contribution provisions may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Common

Stock issuable upon exercise of the Placement Warrants have been reserved for issuance and, upon the exercise of such Placement Warrants and upon payment of the consideration therefore, and when issued in accordance with the terms of the Placement Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders.

(rr)    To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers, directors and stockholders holding 5% or more of the Company’s outstanding Common Stock (together, the “Insiders”) and provided to the Representative and its counsel and the biographies of the Insiders (to the extent a biography is included) contained in the Registration Statement, Preliminary Prospectus and the Prospectus is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate, incorrect or incomplete.

(ss)    Prior to the date hereof, no Company Affiliate (as defined in Section 1(uu) below) has, and as of the applicable Delivery Date, the Company and such Company Affiliates will not have: (a) had any specific Business Combination (as defined in Section 2 below) under consideration or contemplation; (b) directly or indirectly, contacted any person or entity regarding potential operating assets, business or businesses which the Company may seek to acquire (each, a “Target Business”) or any owner, officer, director, manager, agent or representative thereof or had any substantive discussions, formal or otherwise, with respect to effecting any potential Business Combination with the Company or taken any measure, directly or indirectly to locate a Target Business; or (c) engaged or retained any agent or other representative to identify or locate any Target Business for the Company.

(tt)    Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee, or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any member of The Financial Industry Regulatory Authority (“FINRA”); or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180 day period prior to the initial filing of the Registration Statement, other than the prior payments to the Underwriters in connection with the Offering.

(uu)    Except as disclosed in the Registration Statement, no officer or director or any beneficial owner (including the Insiders) of any class of the Company’s unregistered securities (whether debt or equity, regardless of the time acquired or the source from which derived) has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative and Representative’s counsel if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Stock not currently disclosed in the Registration Statement (or securities convertible into Common Stock) (any such individual or entity, a “Company Affiliate”) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(vv)    Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation) will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA, except as specifically authorized herein.

(ww)    The Company executed and delivered agreements, a form of which has been filed as an exhibit to the Registration Statement (the “Insider Letters”), pursuant to which each of the Insiders of the Company have agreed to certain matters relating to, among other things, transfer restrictions with respect to the Founder Shares (as defined in Section 6(i) below). The Insider Letters are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equitable principles; (ii) as enforceability of any indemnification or contribution provisions may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Insider Letters shall not be amended, modified or otherwise changed without the prior written consent of the Representative.

(xx)    Modern Media Sponsor, LLC (the “Sponsor”) has executed and delivered a written agreement, the form of which is filed as an exhibit to the Registration Statement (the “Purchase Agreement”), pursuant to which the Sponsor has agreed, among other things, on the Initial Delivery Date (as defined in Section 4 below), to consummate the purchase of and delivery of the purchase price for the Placement Warrants purchased in the Private Placement (as defined in Section 6(ii) below). Pursuant to the Purchase Agreement, (i) the Sponsor has waived any and all rights and claims it may have to any proceeds, and any interest thereon, held in the Trust Account (as defined in Section 4 below) in respect of the Placement Warrants, and (ii) the proceeds from the sale of the Placement Warrants will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement (as defined in Section 4 below) on the Initial Delivery Date.

(yy)    The Company will enter into a Registration Rights Agreement with the Sponsor and the Company’s other initial stockholders (as defined in Section 6(i) below) (the “Registration Rights Agreement”) substantially in the form filed as an exhibit to the Registration Statement and described more fully in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(zz)    The Sponsor has committed to make loans to the Company in an aggregate amount of up to $650,000 (the “Sponsor Advance”). The Sponsor Advance does not and will not bear any interest and is repayable by the Company on the consummation of the Offering.

(aaa)    The Company will enter into the Trust Agreement with respect to certain proceeds of the Offering and the Private Placement, substantially in the form filed as an exhibit to the Registration Statement.

(bbb)    The Company will enter into a warrant agreement with respect to the Public Warrants and the Placement Warrants with CST (as defined in Section 4 below), as warrant agent, substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

(ccc)    The Company will enter into a rights agreement with respect to the Rights with CST, as rights agent, substantially in the form filed as an exhibit to the Registration Statement (the “Rights Agreement”).

(ddd)    To the Company’s knowledge, assuming reasonable inquiry (it being agreed that direct inquiry by the Company of the Insiders of any of the substantive matters discussed in this Section 1(ddd) shall constitute reasonable inquiry) no Insider is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an employee, officer and/or director of the Company, except as set forth in the Registration Statement.

(eee)    No relationship, direct or indirect, exists between or among any of the Company or any Company Affiliate, on the one hand, and any director, officer or stockholder of the Company or any Company Affiliate, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus which is not so described as required; provided, however, that this representation, warranty and agreement shall not extend or apply to Macquarie (as such term is defined in and for purposes of Section 1(v)) to the extent that Macquarie is, or is determined to be, an “affiliate” of the Company. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company at any time during which the Company was subject to the provisions of The Sarbanes-Oxley Act of 2002.

(fff)    The Common Stock, the Rights and the Public Warrants have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The NASDAQ Stock Market, LLC.

(ggg)    The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(hhh)    Neither the Company nor any director, executive officer or other officer of the Company participating in the Offering (each, a “Company Covered Person” and,

together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent practicable, with its disclosure obligations under Rule 506(e), and has furnished to the Representative a copy of any disclosures provided thereunder.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Public Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.    Purchase of the Firm Units by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the several Underwriters, severally and not jointly, an aggregate of 15,000,000 Firm Units, at a purchase price (net of discounts and commissions and the Deferred Underwriting Commission described in Section 5 below) of $9.45 per Firm Unit. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price (net discounts and commissions and the Deferred Underwriting Commission) of $9.45 per Firm Unit. The Firm Units are to be offered initially to the public at the offering price of $10.00 per Firm Unit. The Common Stock, the Rights and the Public Warrants included in the Firm Units will trade separately on the fifty second (52nd) day following the date hereof unless the Representative determines to allow earlier separate trading. Notwithstanding the immediately preceding sentence, in no event will the Common Stock, the Rights and the Public Warrants included in the Firm Units trade separately until (i) the Company has filed with the Commission a Current Report on Form 8-K that includes an audited balance sheet reflecting the Company’s receipt of proceeds of the Offering and the Private Placement and updated financial information with respect to any proceeds the Company receives from the exercise of the Over-allotment Option (defined below) if such option is exercised prior to the filing of the Form 8-K, and (ii) the Company has issued a press release announcing when such separate trading will begin. Each whole Public Warrant will entitle its holder to purchase one share of Common Stock for $11.50 per whole share, subject to adjustment, commencing on the later of one year from the Initial Delivery Date or 30 days after the completion by the Company of a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination involving the Company and one or more businesses or entities (the “Business Combination”) and expiring on the five year anniversary of the completion by the Company of its initial Business Combination, or earlier upon the Company’s redemption or liquidation. Only whole warrants will be exercisable. Each Right will entitle its holder to receive one-tenth (1/10) of one share of Common Stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares of Common Stock held by it in connection with the Business Combination. No additional consideration will be required to be paid by a holder of Rights in order to receive its additional shares upon consummation of a Business Combination. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

In addition, the Company grants to the Underwriters an Over-allotment Option to purchase up to 2,250,000 additional Option Units. The Over-allotment Option is exercisable in the event that the Underwriters sell more than 15,000,000 Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The Option Units shall be identical in all respects to the Firm Units. The right to purchase Option Units, or any portion thereof, may be exercised from time to time (subject to the limitations in Section 4 below) and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Units (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The Company shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3.    Offering of Firm Units by the Underwriters. Upon authorization by the Representative of the release of the Firm Units, the Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus. The Company hereby confirms its engagement of I-Bankers Securities, Inc. (“I-Bankers”) as, and I-Bankers hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 with respect to the offering and sale of the Public Securities.

4.    Delivery of and Payment for the Firm Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Payment for the Firm Units shall be made on the Initial Delivery Date by wire transfer in Federal (same day) funds, payable as follows: $151,500,000 of the proceeds received by the Company for the Firm Units shall be deposited in a trust account (the “Trust Account”) established by the Company for the benefit of the Public Stockholders (as defined below), as described in the Registration Statement, pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) between the Company and Continental Stock Transfer & Trust Company (“CST”). The remaining proceeds (less commissions and actual expense payments or other fees payable pursuant to this Agreement) shall be paid to the order of the Company. Delivery of the Firm Units shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Units being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Units through the facilities of DTC unless the Representative shall otherwise instruct. As used herein, the term “Public Stockholders” means the holders of shares of Common Stock sold as part of the Units in the Offering or acquired in the aftermarket, including any stockholder of the Company prior to the Offering to the extent they acquire such shares of Common Stock in the aftermarket (and solely with respect to such shares of Common Stock).

The Over-allotment Option granted in Section 2 will expire 45 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representative, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Unit Delivery Date,” and the Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Company and payment for the Option Units by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On the Option Unit Delivery Date, the Company shall deliver or cause to be delivered the Option Units to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Units being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Units through the facilities of DTC unless the Representative shall otherwise instruct.

5.    Deferred Underwriting Commission. The Representative agrees that 3.50% of the gross proceeds from the sale of the Firm Units ($5,250,000) and all of the gross proceeds from the sale of the Option Units (up to $1,237,500) (the “Deferred Underwriting Commission”) will be deposited in and held in the Trust Account and payable directly from the Trust Account, without accrued interest. The Deferred Underwriting Commission shall be paid by the Company to the Underwriters in cash upon the closing of the Company’s Business Combination. In the event that the Company is unable to consummate a Business Combination and CST, as trustee of the Trust Account, commences liquidation of the Trust Account as provided in the Trust Agreement, the Representative, on behalf of itself and the other Underwriters, agrees that: (i) the several Underwriters shall forfeit any rights or claims to the Deferred Underwriting Commission; and (ii) the Deferred Underwriting Commission, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro-rata basis among the Public Stockholders together with any interest thereon (which interest shall be net of taxes payable and any amounts released to the Company to fund working capital requirements).

6.    Private Placements

(i)    The Representative has advised the Company as follows: in connection with the Company’s organization, the Company issued to MIHI LLC (“MIHI”), an affiliate (as such term is used in Rule 405 under the Securities Act) of the Representative, for aggregate consideration of $25,000, 100 common units (the “Common Units”), in a private placement exempt from registration under Section 4(a)(2) of the Securities Act; on January 3, 2017, the Company converted into a corporation and, in conjunction with, and effective upon, the conversion, the Common Units were converted into 100 shares of Common Stock (the “Founder Shares”); MIHI subsequently transferred the Founder Shares to the Sponsor pursuant to a written agreement; the Company undertook a stock split, effective as of February 15, 2017, as a result of which the Sponsor held 7,187,500 Founder Shares (up to 562,500 of the Sponsor’s Founder Shares will be subject to forfeiture to the extent the Over-allotment Option is not exercised in full); the Sponsor subsequently (A) sold certain of such shares to certain of the Company’s officers and/or directors (the “initial stockholders”) and (B) surrendered 2,875,000 of its shares to the Company for no consideration; no underwriting discounts, commissions or placement fees have been or will be payable in connection with the initial purchase of the Founder Shares. Except as described in the Registration Statement, none of the Founder Shares may be sold, assigned or transferred by the initial stockholders of the Company until the earlier of: (i) one year after the completion of the Business Combination; or (ii) when the last reported closing price of the shares of Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the completion of the Business Combination; or earlier, in each case if, subsequent to the Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s Public Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. The initial stockholders who hold Founder Shares shall have no right to any liquidation distributions with respect to any portion of the Founder Shares. In the event that the Over-allotment Option is not exercised in full, Sponsor will forfeit such number of Founder Shares held by the Sponsor such that the Founder Shares will comprise 20% of the issued and outstanding shares of the Company after giving effect to the Offering.

(ii)    Simultaneously with the Initial Delivery Date, the Sponsor will consummate the purchase from the Company pursuant to a written agreement (the “Warrant Purchase Agreement”) of 6,150,000 warrants (the “Placement Warrants”) at a purchase price of $1.00 per Placement Warrant in a private placement intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act. Under the Warrant Purchase Agreement, the Sponsor has also agreed that if the Over-allotment Option is exercised in full or in part, it will purchase from the Company an additional number of Placement Warrants (up to a maximum of 225,000) at a purchase price of $1.00 per warrant, in an amount necessary to maintain the funds held in the Trust Account at $10.10 per Unit. The private placement of the Placement Warrants is referred to herein as the “Private Placement.” No underwriting discounts, commissions or placement fees have been or will be payable in connection with the Placement Warrants to be sold in the Private Placement. The Placement Warrants will be identical to the Public Warrants except that the Placement Warrants will be non-redeemable by the Company and may be exercised on a cashless basis so long as they are held by the initial purchasers of the Placement Warrants or their permitted transferees. None of the Placement Warrants may be sold, assigned or transferred by the initial purchasers of the Placement Warrants or their permitted transferees until thirty (30) days after completion of a Business Combination (except as disclosed in the Prospectus). The Public Securities, the Placement Warrants and the Founder Shares are hereinafter referred to collectively as the “Securities.” The proceeds from the sale of the Placement Warrants shall be deposited into the Trust Account.

7.    Working Capital; Interest on Trust.

(i)    Upon consummation of the Offering, initially $1,000,000 of the Offering proceeds will be released to the Company and held outside of the Trust Account to fund the working capital requirements of the Company.

(ii)    Prior to the earlier of the Company’s consummation of a Business Combination or the Company’s liquidation, interest earned on the Trust Account may be released to the Company from the Trust Account in accordance with the terms of the Trust Agreement to pay any taxes or dissolution expenses incurred by the Company, as more fully described in the Prospectus.

8.    Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i)    To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal;

(ii)    To furnish promptly to the Representative and to counsel for the Representative a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; provided, however, that documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

(iii)    To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Public Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv)    To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(v)    Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representative and counsel for the Representative and obtain the consent of the Representative to the filing (which consent shall not be unreasonably withheld or delayed);

(vi)    Not to make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.

(vii)    To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii)    As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(ix)    Promptly from time to time to take such action as the Representative may reasonably request to qualify the Public Securities for offering and sale under the securities laws of Canada and such other jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Public Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x)    For a period commencing on the date hereof and ending on the 180th day after such date (the “Lock-Up Period”), not to, directly or indirectly, without the prior consent of the Representative (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Public Securities and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative and its legal counsel, on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule 2 hereto to furnish to the Representative, prior to the Initial Delivery Date, an agreement or agreements, substantially in the form of the Insider Letters (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative and its legal counsel, on behalf of the Underwriters, waive such extension in writing; further, notwithstanding the foregoing, and subject to the terms and obligations contained in the Insider Letters, the provisions of this paragraph and/or the Lock-Up Agreements will not apply to: (i) a transfer not for consideration if the transferee agrees in writing to be bound by the same terms described in this paragraph or any corresponding Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer; (ii) a disposition to the Company pursuant to Section 6(i) of this Agreement; (iii) a transfer, in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) a transfer, in the case of an individual, pursuant to a qualified domestic relations order; (v) a transfer in the event of the Company’s liquidation prior to the completion of a Business Combination; (vi) a transfer by virtue of the laws of the State of Delaware or the Sponsor’s amended and restated limited liability company agreement upon dissolution of the Sponsor; and (vii) a transfer in the event of the Company’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of a Business Combination.

(xi)    To not consummate a Business Combination with any entity that is affiliated with any Insider unless the Company obtains an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that the Business Combination is fair to the Company’s stockholders from a financial perspective. No Insider or any affiliate of an Insider shall receive any fees of any type (other than reimbursement of ordinary and customary expenses incurred on behalf of the Company) in connection with the Business Combination, except that the Representative or its affiliates may be entitled to certain fees as a financial advisor in connection with the Business Combination (“Business Combination Advisory Fees”), as further set forth in that certain letter agreement, to be entered into between the Representative and the Company and dated as of the Initial Delivery Date (the “ROFR Agreement”);

(xii)    Except as disclosed in the Prospectus, and other than any Business Combination Advisory Fees pursuant to the ROFR Agreement, to not pay any of the Insiders or any of their affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the completion of a Business Combination;

provided that the Insiders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with identifying, investigating, negotiating and completing a Business Combination;

(xiii)    For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, to furnish the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company files with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs that was released by the Company, (iii) a copy of each Current Report on Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) a copy of each registration statement filed by the Company with the Commission under the Act, and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system, or otherwise publicly available, shall be deemed to have been furnished to the Representative pursuant to this Section;

(xiv)    To the extent required by applicable law, to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xv)    The Company will not take any action or omit to take any action that would cause the Company to be in breach or violation of its certificate of incorporation, as may be in effect from time to time (the “Certificate of Incorporation”);

(xvi)    Prior to its initial Business Combination, not to seek to amend or modify its Certificate of Incorporation, except as set forth in the Registration Statement;

(xvii)    To maintain directors’ and officers’ insurance (including, without limitation, insurance covering the Company, its directors and officers, for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act, the Rules and Regulations and any applicable foreign securities laws);

(xviii)    To deposit the proceeds from the Private Placement in the Trust Account or to a separate escrow account (in the case of the latter, such amount to be transferred to the Trust Account on the Initial Delivery Date), and shall provide the Representative with notice of the same. The Private Placement shall be consummated on the Initial Delivery Date;

(xix)    Other than the Private Placement, and except as described in the Registration Statement and the Prospectus, not to consummate any public or private equity or debt financing prior to the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account;

(xx)    Not to amend, modify or otherwise change the Warrant Agreement, Rights Agreement, Trust Agreement, Registration Rights Agreement, or any Insider Letter without the prior written consent of the Representative, which will not be unreasonably withheld;

(xxi)    Until the consummation of a Business Combination, to use commercially reasonable efforts to maintain the listing of the Public Securities on The Nasdaq Stock Market, LLC or another national securities exchange reasonably acceptable to the Representative;

(xxii)    To reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Public Warrants and the Placement Warrants, and upon conversion of the Rights, outstanding from time to time;

(xxiii)    To apply the net proceeds from the sale of the Public Securities as set forth in the Prospectus.

(b)    Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior written consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 8(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information; provided, however, that the Underwriter obtains the prior written consent of the Company before including any such information in any “free writing prospectus.”

9.    Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Public Securities and any stamp duties or other taxes payable in connection therewith, and the preparation and printing of certificates for the Public Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement

(including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Public Securities; (e) any required review by FINRA of the terms of sale of the Public Securities (including related fees and expenses of counsel to the Underwriters in an amount that, taken together with any fees and expenses of counsel to the Underwriters pursuant to clause (g), is not greater than $43,625; (f) the listing of the Public Securities on The NASDAQ Stock Market, LLC and/or any other exchange; (g) the qualification of the Public Securities under the securities laws of the several jurisdictions as provided in Section 8(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters in an amount that, taken together with any fees and expenses of counsel to the Underwriters pursuant to clause (e), is not greater than the amount specified in clause (e)); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada (often in the form of a Canadian “wrapper”) (including related fees and expenses of Canadian counsel to the Underwriters); (i) any Independent Underwriter (as defined in Section 12(f)); (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Public Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; (k) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $17,500 in the aggregate and (l) all other costs and expenses incident to the performance of the obligations of the Company. Notwithstanding the foregoing, the Company’s obligations to reimburse the Representative for any out-of-pocket expenses actually incurred as set forth in the preceding sentence shall not exceed $250,000 in the aggregate, including but not limited to the reasonable legal fees and road show expenses as described therein. The Representative may deduct from the net proceeds of the Offering payable to the Company on any Delivery Date the expenses set forth herein (as limited by this Section 9) to be paid by the Company to the Underwriters.

10.    Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 8(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)    No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Greenberg Traurig, LLP, counsel for the Representative, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Public Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Representative, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)    Jones Day shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit A.

(e)    The Representative shall have received from Greenberg Traurig, LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Public Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package, and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)    At the time of execution of this Agreement, the Representative shall have received from WSB a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)    With respect to the letter of WSB referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement

(the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)    The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i)    The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)    No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii)    Since the Effective Date, no Material Adverse Effect has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus that has not been so set forth;

(i)    Since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company not described in the Registration Statement, the effect of which is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Public Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j)    On the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Rights Agreement, the Registration Rights Agreement and all of the Insider Letters.

(k)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the Offering or delivery of the Public Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)    The NASDAQ Stock Market, LLC shall have approved the Public Securities for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(m)    The Lock-Up Agreements between the Representative and the officers, directors and stockholders of the Company set forth on Schedule 2, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Representative.

11.    Additional Covenants.

(a)    The Company hereby agrees that until the completion of a Business Combination and other than the issuance of shares of Common Stock upon its exercise of the Public Warrants, it shall not issue any shares of Common Stock or any options or other securities convertible into shares of Common Stock, or any preferred shares or other securities of the Company which participate in any manner in the Trust Account or which vote as a class with the shares of Common Stock on a Business Combination.

(b)    The Company hereby agrees that it will use commercially reasonable efforts prior to commencing its due diligence investigation of any prospective Target Business or prior to obtaining the services of any vendor to have such Target Business and/or vendor acknowledge in writing whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledge the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $151,500,000 (without giving effect to any exercise of the Over-allotment Option) for the benefit of the Public Stockholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only (i) to the Public Stockholders in the event they elect to redeem their IPO Shares (as defined below) in connection with the completion of a Business Combination, (ii) to the Public Stockholders if the Company fails to complete a Business Combination within the time period set forth in the Company’s Certificate of Incorporation, or (iii) to the holders of the IPO Shares properly submitted in connection with a Stockholder vote to approve an amendment to the Company’s Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its IPO Shares within the period of time set forth in the Company’s Certificate of Incorporation and (b) for and in consideration of the Company (i) agreeing to evaluate such Target Business for purposes of completing a Business Combination with it or (ii) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer and the approving vote or written consent of at least a majority of its board of directors (the “Board of Directors”). The term “IPO Shares” means the shares of Common Stock contained in the Public Securities.

(c)    The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters and will not allow any amendments to, or waivers of, such Insider Letters without the prior approving vote or written consent of at least a majority of the Board of Directors, which consent shall not be unreasonably withheld.

(d)    The Company agrees that it will use its commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including but not limited to using its commercially reasonable efforts to prevent any of the Company’s outstanding securities form being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(e)    The Company shall provide to the Representative or its counsel (if so instructed by the Representative) with 10 copies of all tender offer documents or proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been provided to the Representative pursuant to this Section. In addition, the Company shall furnish to any other state in which its initial public offering was registered, such information as may be requested by such state.

(f)    The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the distribution of the Securities within the meaning of the Act.

(g)    The Company will notify the Representative in writing, prior to the applicable Delivery Date, of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

(h)    The Company agrees that the Target Business that it acquires must have a fair market value equal to at least 80% of the value of the assets held in the Trust Account at the time of signing the definitive agreement for the Business Combination with such Target Business (excluding the deferred underwriting commissions and taxes payable or interest earned on the Trust Account). The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community. If the Board of Directors of the Company is not able to independently determine that the Target Business meets such fair market value requirement, the Company will obtain an opinion from an unaffiliated, independent investment banking firm, that is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does not have sufficient fair market value, provided that the Target Business is not affiliated with an Insider.

(i)    Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the Initial Delivery Date or the Option Delivery Date, if any, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 12 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any controlling person of the Company, and, with respect to Section 12 only, shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh (7th) anniversary of the later of the Initial Delivery Date or the Option Delivery Date, if any, at which time such obligations shall terminate and be of no further force and effect.

12.    Indemnification and Contribution.

(a)    The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Public Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Public Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Public Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith, fraud, gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 12(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)    Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 12(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)    Promptly after receipt by an indemnified party under this Section 12 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 12, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 12 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 12. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 12 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 12 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or

(iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)    If the indemnification provided for in this Section 12 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 12(a), 12(b) or 12(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Public Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Public Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Public Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the

Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 12(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 12(d) shall be deemed to include, for purposes of this Section 12(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Public Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 12(d) are several in proportion to their respective underwriting obligations and not joint.

(e)    The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and related disclosure and the paragraph relating to stabilization by the Underwriters and sentences related to the Underwriters’ intention not to make sales to discretionary accounts and the list of Underwriters and their respective roles and participation in the sale of Public Securities appearing under the caption “Underwriting (Conflicts of Interest)” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

(f)    Without limitation of and in addition to its obligations under the other paragraphs of this Section 12, the Company agrees to indemnify and hold harmless I-Bankers (in the capacity described in this paragraph, the “Independent Underwriter”), its directors, officers and employees and each person who controls Independent Underwriter within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Public Securities) to which the Independent Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the bad faith, fraud, gross negligence or willful misconduct of the Independent Underwriter. The relative benefits received by the Independent Underwriter with respect to the offering contemplated by this Agreement shall, for purposes of Section 12(d), be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. In addition, notwithstanding the provisions of Section 12(d), the Independent Underwriter shall not be required to contribute any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity.

13.    Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Public Securities that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Public Securities on such Delivery Date if the total number of Public Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Public Securities to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Public Securities that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Public Securities to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Unit Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 9 and 15. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 13, purchases Public Securities that a defaulting Underwriter agreed but failed to purchase. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Public Securities of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Representative may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

14.    Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 10(i) and 10(k) shall have occurred or if the Underwriters shall decline to purchase the Public Securities for any reason permitted under this Agreement.

15.    Reimbursement of Underwriters’ Expenses. If the sale of the Public Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 10 hereof is not satisfied, because of a termination pursuant to Section 14 hereof (except as provided below) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities; provided, however, that the Company shall not be required to reimburse the Underwriters as a result of a termination without consummation pursuant to Section 14 that results from any of the events described in Section 10(k) hereof. If this Agreement is terminated pursuant to Section 13 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

16.    Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

17.    No Fiduciary Duty. The Company acknowledges and agrees that in connection with this Offering, sale of the Public Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Public Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

18.    Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)    if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Macquarie Capital (USA) Inc., 125 West 55th Street, New York, New York 10019, Attention: Syndicate Registration (Fax: [●]), with a copy, in the case of any notice pursuant to Section 12(c), to the Director of Litigation, Office of the General Counsel, Macquarie Capital (USA) Inc., 125 West 55th Street, New York, New York 10019 (Fax: [●]); and

(b)    if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Lewis W. Dickey, Jr., 1180 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30309 (Fax: [●]), with a copy, which shall not constitute notice, to Mark L. Hanson, Jones Day, 1420 Peachtree Street, N.E., Suite 800, Atlanta, Georgia 30309 (Fax: 404-581-8330).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

19.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 12(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 19, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

20.    Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Public Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

21.    Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

22.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

23.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

24.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

MODERN MEDIA ACQUISITION CORP.

By:
Name:
Title:

Accepted:

MACQUARIE CAPITAL (USA) INC.

For itself and as Representative of the several Underwriters named in Schedule 1 hereto

By:
Authorized Representative

By:
Authorized Representative

I-BANKERS SECURITIES, INC.

By:
Name:
Title:

SCHEDULE 1

Underwriters	Number of Firm Units
Macquarie Capital (USA) Inc.
EarlyBirdCapital, Inc.
Cowen and Company, LLC
I-Bankers Securities, Inc.

Total	15,000,000

SCHEDULE 2

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors/ Director Nominees

Lewis W. Dickey, Jr.

Blair Faulstich

George Brokaw

John White

Officers

William Drewry

Adam Kagan

Stockholders

Modern Media Sponsor, LLC

EXHIBIT A

FORM OF OPINION OF ISSUER’S COUNSEL